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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             _____________________


     Date of Report (Date of earliest event reported) September 27, 2001


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      1-6311                     72-0487776
(State of incorporation)    (Commission File Number)   (IRS Employer Identification No.)

    601 Poydras Street, Suite 1900                                70130
 (Address of principal executive offices)                       (Zip Code)

                                 (504) 568-1010
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

REGULATION FD DISCLOSURE.

     In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

     On September 27 2001, the Company issued the following press release:

FOR IMMEDIATE RELEASE

TIDEWATER ELECTS R.A. (RICH) PATTAROZZI TO ITS BOARD OF DIRECTORS

NEW ORLEANS, SEPTEMBER 27, 2001 - Tidewater (NYSE: TDW) today announced the election of R.A. (Rich) Pattarozzi to its Board of Directors.

Pattarozzi comes to Tidewater following a distinguished career in the energy industry. After more than 33 years of service, he retired in January 2001 as Vice President of Shell Oil Co. where his responsibilities included Shell Deepwater Development Inc., Shell Deepwater Production Inc. and Shell's Shallow Water Gulf of Mexico E&P business.

Born in LaSalle, Illinois, Pattarozzi graduated from the University of Illinois in 1966 with a BS degree in civil engineering. Following graduation, he joined Shell Oil Company and was initially assigned to the company's offshore engineering organization in New Orleans. He then served in a number of engineering as well as operations and administrative positions in Midland, Texas; Houston; Michigan; Bakersfield, Calif.; and New Orleans.

In April 1991, Pattarozzi was appointed General Manager of Shell's Deepwater Production Division, advancing quickly to General Manager of Shell's Deepwater Exploration and Production Division in October 1991. Five years later, in December of 1996, Pattarozzi assumed the position of President and Chief Executive Officer of Shell Deepwater Production Inc. and Shell Deepwater Development Inc. His responsibilities included overseeing the exploration, development and production of Shell's Gulf of
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Mexico deepwater leasehold. In early 1999, Pattarozzi was promoted to the position of Vice President of Shell Oil Co., which he held until his retirement.

Pattarozzi is married and has two sons, ages 32 and 29. He and his wife, Janet, live in Metairie, La. He is active in several community and civic organizations. He was a former Chairman of the Board of Trustees for the United Way of New Orleans and is currently the Vice-chairman of Finance and member of the Board for the Offshore Energy Center in Galveston, Texas. He is also a member of the Board for the Louisiana Alliance for Education Reform.

In addition to sitting on Tidewater's Board of Directors, Pattarozzi is also a member of the Board of Directors for Transocean Sedco Forex (RIG), Global Industries (GLBL), Stone Energy (SGY), and OSCA Inc. (OSCA) all of which are publicly traded companies on the NYSE or NASDAQ.

Tidewater Inc. owns and operates nearly 570 vessels, the world's largest fleet of vessels serving the global offshore energy industry.

Contact: Liberty Hodges (504) 568-1010
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TIDEWATER INC.


                                        By:        /s/ Cliffe F. Laborde
                                            ----------------------------
                                              Cliffe F. Laborde
                                              Executive Vice President, General
                                              Counsel and Secretary


Date:  September 27, 2001